UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  December 21, 2001
                                                         -----------------


                                  VSOURCE, INC.

             (Exact name of registrant as specified in its charter)




            Delaware                 000-30326                 77-0557617
            --------                 ---------                 ----------
(State or other jurisdiction                                 (IRS Employer
      of incorporation)       (Commission File Number)     Identification No.)


       16875 West Bernardo Drive, Suite 250, San Diego, California  92127
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (858) 618-5884
                                                            --------------


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Item  5.     Other  Events.
             -------------

     Vsource, Inc. (the "Registrant") was notified by the Nasdaq Stock Market, Inc. ("Nasdaq") that the Registrant's securities would be delisted from The Nasdaq Stock Market effective with the open of business on December 21, 2001. The Company's securities would immediately be eligible to be traded on the OTC Bulletin Board under the symbol 'VSRC'. The notice stated that the Nasdaq Listing Qualifications Panel's decision was based upon its determination under Marketplace Rule 4330(f) that the Registrant's acquisition of NetCel360 Holdings Limited and related financings resulted in a change of control and allowed a non-Nasdaq entity to effectively obtain a Nasdaq listing. Accordingly, the Panel determined that the combined entity was required to demonstrate compliance with all requirements for initial listing on The Nasdaq National Market as of June 22, 2001. As the Registrant did not satisfy all initial inclusion requirements for either The Nasdaq National Market or The Nasdaq SmallCap Market on June 22, 2001 or any date since, the Panel determined that the Registrant's securities should be delisted from The Nasdaq Stock Market.

The Registrant issued a press release dated as of December 21, 2001 announcing this news. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item  7.          Financial  Statements  and  Exhibits.
                  ------------------------------------

(c)     Exhibits.
        --------

99.1     Press  Release  of  Vsource,  Inc.  dated  as  of  December  21,  2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VSOURCE,  INC.
                                        (Registrant)


Dated:  December  26,  2001             By:  /S/  DENNIS  M.  SMITH
                                             -----------------------------
                                             Dennis  M.  Smith
                                             Chief  Financial  Officer

                                  EXHIBIT INDEX


Exhibit  No.               Description
------------               -----------

99.1                       Press  Release


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